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                                                                  Exhibit 99.B19


                                 CONTROL LIST

        The Registrant, American National Investment Accounts, Inc., is advised and managed by Securities Management & Research, Inc. ("SM&R"), a Florida corporation and registered investment adviser and broker-dealer. SM&R is a wholly-owned subsidiary of American National Insurance Company, a Texas insurance company. The Libbie Shearn Moody Trust owns approximately 37.58% of the outstanding stock of American National Insurance Company. The Moody Foundation, which has a 75% contingent remainder interest in the Libbie Shearn Moody Trust, owns approximately 23.7% of the outstanding stock of American National Insurance Company.

        The Trustees of The Moody Foundation are Mrs. Frances Moody Newman, Robert L. Moody and Ross Rankin Moody. Robert L. Moody is a life income beneficiary of the Libbie Shearn Moody Trust and Chairman of the Board, Director, President and Chief Executive Officer of American National Insurance Company. Robert L. Moody has assigned his interest in the Libbie Shearn Moody Trust to National Western Life Insurance Company, a Colorado insurance company of which he is also Chairman of the Board, a Director and controlling shareholder.

        The Moody National Bank of Galveston is the trustee of the Libbie Shearn Moody Trust and various other trusts which, in the aggregate, own approximately 46.87% of the outstanding stock of American National Insurance Company. Moody Bank Holding Company, Inc. owns approximately 97% of the outstanding shares of The Moody National Bank of Galveston. Moody Bank Holding Company, Inc. is a wholly owned subsidiary of Moody Bancshares, Inc. The Three R Trusts, trusts created by Robert L. Moody for the benefit of his children, are controlling stockholders of Moody Bancshares, Inc.

        The Moody Foundation owns 33.0% and the Libbie Shearn Moody Trust owns 51.0% of the outstanding stock of Gal-Tex Hotel Corporation, a Texas corporation. Gal-Tex Hotel Corporation has the following wholly-owned subsidiaries, listed in alphabetical order:

                Gal-Tenn Hotel Corporation
                Gal-Tex Management Company
                Gal-Tex Woodstock, Inc.
                GTG Corporation
                New Paxton Hotel Corporation

        American National owns a direct or indirect interest in the following entities, listed in alphabetical order:

        Entity: American Hampden Joint Venture

        Entity Form: a Texas joint venture.


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        Ownership or Other Basis of Control: American National Insurance Company
        owns a 98% interest.

        Entity: American National of Delaware Corporation

        Entity Form: a Delaware corporation (inactive)

        Ownership or Other Basis of Control: Wholly owned subsidiary of American National Insurance Company

        Entity: American National Financial Corporation

        Entity Form: a Texas corporation (inactive)

        Ownership or Other Basis of Control: Wholly owned subsidiary of American National Property and Casualty Company

        Entity: American National Financial Corporation (Delaware)

        Entity Form: a Delaware corporation (inactive)

        Ownership or Other Basis of Control: Wholly owned subsidiary of American National Insurance Company.

        Entity: American National Financial Corporation (Nevada)

        Entity Form: a Nevada corporation (inactive)

        Ownership or Other Basis of Control: Wholly owned subsidiary of American National Insurance Company.

        Entity: American National General Insurance Company

        Entity Form: a Missouri insurance company

        Ownership or Other Basis of Control: Wholly owned subsidiary of American National Property and Casualty Company.

        Entity: American National Growth Fund, Inc.


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        Entity Form: a Maryland corporation - registered investment company

        Ownership or Other Basis of Control: Investment Advisory Agreement with Securities Management and Research, Inc. Also, American National Insurance Company and Securities Management and Research, Inc. collectively own less than five percent of the outstanding stock of the Company.

        Entity: American National Income Fund, Inc.

        Entity Form: a Maryland corporation - registered investment company

        Ownership or Other Basis of Control: Investment Advisory Agreement with Securities Management and Research, Inc. Also, American National Insurance Company and Securities Management and Research, Inc. own less than five percent of the outstanding stock of the Company.

        Entity: American National Insurance Service Company

        Entity Form: a Missouri corporation

        Ownership or Other Basis of Control: Wholly owned subsidiary of American National Property and Casualty Company.

        Entity: American National Life Insurance Company of Texas

        Entity Form: a Texas insurance company

        Ownership or Other Basis of Control: Wholly owned subsidiary of American National Insurance Company

        Entity: American National Lloyds Insurance Company

        Entity Form: a Texas corporation

        Ownership or Other Basis of Control: Wholly owned subsidiary of American National Property and Casualty Company

        Entity: American National Property and Casualty Company

        Entity Form: a Missouri insurance company

        Ownership or Other Basis of Control: Wholly owned subsidiary of American National Insurance Company


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        Entity: ANPAC General Agency of Texas

        Entity Form: a Texas corporation

        Ownership or Other Basis of Control: Wholly owned subsidiary of American National Property and Casualty Company.

        Entity: ANPAC Lloyds Insurance Management, Inc.

        Entity Form: a Texas corporation

        Ownership or Other Basis of Control: Wholly owned subsidiary of American National Property and Casualty Company

        Entity: ANREM Corporation

        Entity Form: a Texas corporation

        Ownership or Other Basis of Control: Wholly owned subsidiary of Securities Management and Research, Inc.

        Entity: ANTAC, Inc.

        Entity Form: a Texas corporation

        Ownership or Other Basis of Control: Wholly owned subsidiary of American National Insurance Company.

        Entity: Comprehensive Investment Services, Inc.

        Entity Form: a Texas corporation

        Ownership or Other Basis of Control: Wholly owned subsidiary of American National Insurance Company.

        Entity: Garden State Life Insurance Company

        Entity Form: a New Jersey insurance company


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        Ownership or Other Basis of Control: Wholly owned subsidiary of American
        National Insurance Company.

        Entity: Gateway Park Joint Venture

        Entity Form: a Texas joint venture

        Ownership or Other Basis of Control: South Shore Harbour Development, Ltd. has a 50% interest.

        Entity: Harbour Title Company

        Entity Form: a Texas corporation

        Ownership or Other Basis of Control: South Shore Harbour Development, Ltd. owns 50% of the outstanding stock.

        Entity: Kearns Building Joint Venture

        Entity Form: a Texas joint venture

        Ownership or Other Basis of Control: American National owns a 85% interest.

        Entity: Pacific Property and Casualty Company

        Entity Form: a California corporation

        Ownership or Other Basis of Control: Wholly owned subsidiary of American National Property and Casualty Company

        Entity: Panther Creek Limited Partnership

        Entity Form: a Texas limited partnership

        Ownership or Other Basis of Control: American National Insurance Company owns a 99% limited partnership interest

        Entity: Ridgedale Festival Joint Venture


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        Entity Form: A Texas joint venture

        Ownership or Other Basis of Control: American National Insurance Company owns a 50% interest.

        Entity: Rutledge Partners, L.P.

        Entity Form: a Texas limited partnership

        Ownership or Other Basis of Control: American National Insurance Company owns a 50% interest.

        Entity: SM&R Capital Funds, Inc.

        Entity Form: a Maryland corporation - a registered investment company

        Ownership or Other Basis of Control: Investment Advisory Agreement with Securities Management and Research, Inc. Also, Company consists of three (3) different series: Government Income Fund Series, Primary Fund Series, and Tax Free Fund Series. Securities Management and Research, Inc. owns approximately 20.01% of the outstanding stock of the Government Income Fund Series, and American National Insurance Company owns approximately 27.44% of the outstanding stock of the Government Income Fund Series. Securities Management and Research, Inc. owns approximately 2.23% of the outstanding stock of the Primary Fund Series, and American National Insurance Company owns approximately 67.40% of the outstanding stock of the Primary Fund Series. Securities Management and Research, Inc. owns approximately 11,71% of the outstanding stock of the Tax Free Fund Series, and American National Insurance Company owns approximately 58.53% of the outstanding stock of the Tax Free Fund Series.

        Entity: South Shore Harbour Development, Ltd.

        Entity Form: a Texas limited partnership

        Ownership or Other Basis of Control: ANTAC, Inc. owns a 95% limited partnership interest. ANREM Corp. owns a 5% general partnership interest.

        Entity: Standard Life and Accident Insurance Company

        Entity Form: an Oklahoma insurance company

        Ownership or Other Basis of Control: Wholly owned subsidiary of American National


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        Insurance Company.

        Entity:  Terra Venture Bridgeton Project Joint Venture

        Entity Form: a Texas joint venture

        Ownership or Other Basis of Control: Wholly owned by American National Insurance Company.

        Entity: Third and Catalina, Ltd.

        Entity Form: a Texas limited partnership

        Ownership or Other Basis of Control: American National Insurance Company owns a 49% limited partnership interest.

        Entity: Timbermill, Ltd.

        Entity Form: a Texas joint venture

        Ownership or Other Basis of Control: American National Insurance Company owns a 99% limited partnership interest.

        Entity: Town and Country Joint Venture

        Entity Form: a Texas joint venture

        Ownership or Other Basis of Control: American National Insurance Company owns a 99% limited partnership interest.

        Entity: Triflex Fund, Inc.

        Entity Form: a Maryland corporation - a registered investment company

        Ownership or Other Basis of Control: Investment Advisory Agreement with Securities Management and Research, Inc. Also, Securities Management and Research, Inc. owns approximately 8.5% of the outstanding stock of the Company, and American National Insurance Company owns approximately 14.23% of the outstanding stock of the Company.


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